UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

Allion Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17821	11-2962027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, New York 11747

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 547-6520

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 4, 2008, Allion Healthcare, Inc. (“Allion”) and its wholly-owned subsidiary, Biomed Healthcare, Inc., a Delaware corporation (“Merger Sub”), completed  the acquisition of Biomed America, Inc., a Delaware corporation (“Biomed”) pursuant to that certain Agreement and Plan of Merger (the “Agreement”), dated as of March 13, 2008, by and among Allion, Merger Sub, Biomed and Biomed’s majority owner, Parallex LLC, a Delaware limited liability company.  The acquisition was effected by the merger of Biomed with and into Merger Sub, with Merger Sub as the surviving entity and a wholly-owned subsidiary of Allion (the “Merger”).

The purchase price for all of the outstanding shares of Biomed was paid with funds from a new senior credit facility provided by CIT Healthcare LLC, available cash, and newly-issued Allion common stock and Series A-1 preferred stock.  The aggregate consideration paid to the former Biomed stockholders consisted of $48.0 million in cash and a combined total of approximately 9.35 million shares of Allion common stock and Series A-1 preferred stock.  Allion also assumed $18.6 million of Biomed’s outstanding indebtedness.  In addition to the purchase price, Allion may make an earn out payment to the former Biomed stockholders in 2009 if the Biomed business achieves certain financial performance benchmarks during the first full 12 calendar months post closing.

In accordance with NASDAQ Marketplace Rule 4350(i)(1)(C), Allion issued to the former Biomed stockholders new Allion common stock in an amount equal to 19.9% of Allion’s common stock outstanding at the closing of the Merger, with the remainder of the stock portion of the purchase price issued in new Allion Series A-1 preferred stock.  The total number of shares of Allion common stock issued at closing was 3,224,511, and the total number of shares of Allion Series A-1 preferred stock issued at closing was 6,125,448.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission on March 19, 2008, and incorporated herein by reference.  A copy of the press release announcing the completion of the Merger is filed with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)                 Financial Statements of Business Acquired.

The required financial statements of Biomed are not included in this Current Report on Form 8-K.  These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than June 20, 2008.

(b)                 Pro Forma Financial Information.

The required pro forma financial information relative to the acquisition of Biomed is not included in this Current Report on Form 8-K.   The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than June 20, 2008.

           (d)                  Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 13, 2008, by and among Allion Healthcare, Inc., Biomed Healthcare, Inc., Biomed America, Inc. and Parallex LLC*
99.1	Press Release, dated April 7, 2008

* Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 19, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLION HEALTHCARE, INC. (Registrant)
April 8, 2008	/s/ Stephen A. Maggio
By: Stephen A. Maggio
Its: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 13, 2008, by and among Allion Healthcare, Inc., Biomed Healthcare, Inc., Biomed America, Inc. and Parallex LLC*
99.1	Press Release, dated April 7, 2008

* Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 19, 2008.